                                                                     Exhibit 1.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 29, 1997, with respect to the consolidated financial statements of Pennington Seed, Inc. as of June 30, 1997 and 1996 and for each of the two years ended June 30, 1997, included in this Form 8-K/A of Central Garden and Pet Company into the following previously filed
Registration Statements of Central Garden and Pet Company:

 .  Registration Statement Numbers 333-09065, 333-01238, 33-96816, 33-89216,
   33-72326, 333-22209 and 333-41931 on Form S-8
 .  Registration Statement Numbers 333-05261, 333-26387, and 333-46437 on Form
   S-4
 .  Registration Statement Numbers 33-86284, 333-21603, and 333-48617 on Form S-3


Arthur Andersen LLP
Atlanta, Georgia
May 6, 1998